Exhibit 99.1
For Release May 29, 2014
1:06 p.m. Pacific

PRESS RELEASE
Investor Contact:
Jane Underwood
Infoblox
408.986.5493
junderwood@infoblox.com
Media Contact:
Mike Langberg
Infoblox
408.986.5697
mlangberg@infoblox.com

Infoblox Chief Executive Officer Robert Thomas To Step Down

Robert Thomas Continues as Director, President and Chief Executive Officer
As Part of Orderly Succession Plan

SANTA CLARA, Calif., May 29, 2014 - Infoblox (NYSE:BLOX), the network control company, today announced that Robert Thomas has decided to step down as the company’s president and chief executive officer. Thomas will remain in his present management and board positions pending the appointment of his successor. Thomas joined Infoblox in September 2004 as director, president and chief executive officer.

“Speaking on behalf of the entire board of directors, I would like to thank Robert for his leadership as CEO and his innumerable contributions to Infoblox,” said Michael L. Goguen, chairman of the board of directors. “Under Robert’s leadership, Infoblox has developed a strong brand awareness in the DDI marketplace, delivered innovative new products and is well positioned for long-term success. While we would be pleased if he would continue as CEO, the board respects his desire to pursue other personal and professional goals. With Robert’s encouragement, we have decided that it makes sense to immediately start the search for a successor.”
“We have accomplished a tremendous amount over the past ten years, and I am very proud of our entire team,” said Robert Thomas, president and chief executive officer. “Today, we have strong customer relationships, leading technologies and deep management talent. I am confident the board will select a world-class leader to continue to grow the company, and build on the strong base we have in place today. I remain fully committed to leading Infoblox and ensuring the succession process is seamless.”

The Board has engaged an executive search firm to assist in the process of contacting and evaluating candidates.

About Infoblox
Infoblox (NYSE:BLOX) delivers network control solutions, the fundamental technology that connects end users, devices, and networks. These solutions enable approximately 7,300 enterprises and service providers to transform, secure, and scale complex networks. Infoblox helps take the burden of complex network control out of human hands, reduce costs, and increase security, accuracy, and uptime. Infoblox (www.infoblox.com) is headquartered in Santa Clara, California and has operations in over 25 countries.

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Cautionary Statement
All statements in this release that are not statements of historical fact, including but not limited to the quotations attributable to Messrs. Goguen and Thomas and the statements regarding the CEO succession plan are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: unexpected delays in the delivery of our solutions, particularly at the end of the quarter, changes in demand for automated network control solutions, the market acceptance of our products; the fluctuations in our gross margins; the concentration of our customer base; competitive developments including pricing pressures; our ability to manage operating expenses effectively; and the general economic, industry or political conditions in the United States or internationally.
For a detailed discussion of these and other risk factors, please refer to our filings with the Securities and Exchange Commission, which are available on our investor relations Web site (http://ir.infoblox.com/) and on the SEC’s Web site (www.sec.gov).
All information provided in this release is as of May 29, 2014, and stockholders of Infoblox are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Infoblox does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this May 29, 2014 press release, or to reflect the occurrence of unanticipated events.